UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2014, after twenty years of dedicated and outstanding service, Darin Martin, SVP of QA/RA and Chief Compliance Officer, retired from Symmetry Medical, Inc. In conjunction with Mr. Martin’s retirement, the Board of Directors voted to vest his unvested shares of Company stock, including 10,000 shares granted May 23, 2008 and scheduled to vest May 23, 2015 and 18,072 shares granted February 10, 2012 and scheduled to vest December 21, 2014.

Succeeding Mr. Martin as SVP of QA/RA is Stephen Hinora, Jr., formerly VP of QA/RA. Succeeding Mr. Martin as Chief Compliance Officer, while retaining his current roles, is David C. Milne, currently SVP of HR, General Counsel and Corporate Secretary.

Except as set forth above, Mr. Martin’s retirement did not result from or entail any agreement or arrangement with the Company, and he had no disagreements with the Company, the Board of Directors or Management.

________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: February 24, 2014	Name: Fred L. Hite
Title: Chief Financial Officer